Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement ("Agreement") is made and entered into as of March 31, 2001, by and between E-Loan, Inc., a Delaware corporation ("Company" or "Debtor"), and The Charles Schwab Corporation, a Delaware corporation ("Secured Party").

RECITALS

A. Concurrently with the execution of this Agreement the Company has executed and delivered to Secured Party its Promissory Note in the principal amount of $2,000,000, a copy of which is attached hereto as Exhibit A (the "Promissory Note").

B. The Company and Secured Party desire to enter into this Agreement pursuant to which the Company grants to the Secured Party a security interest in the Collateral (as that term is hereinafter defined).

TERMS AND CONDITIONS

NOW, THEREFORE, the parties hereto agree as follows:

    Definitions.
      Specific Terms. As used in this Agreement, the following terms have the following meanings:

      "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, any account, Contract, general intangible, or negotiable collateral.

      "Code" means the California Uniform Commercial Code, as in effect from time to time.

      "Collateral" means all of Debtor's right, title and interest in and to each of the following:

        All Contracts, chattel paper, electronic chattel paper, lease agreements, conditional and installment sales contracts, other instruments or documents (which shall include any and all certificates of title and other such security instruments), evidencing both a debt and security interest in motor vehicles;
        All equipment, computer hardware and software, fixtures, securities, customer lists and other goods wherever located, now owned or hereafter acquired by Debtor, and any and all present and future tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled;
        All of Debtors Books; and
        All proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all accounts, general intangibles, negotiable collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

        PROVIDED, HOWEVER, that the Collateral set forth in items (c) and (d) shall not in any event include property included in the "Collateral" described in the Warehouse Credit Agreement dated as of June 24, 1998, as amended, among Cooper River Funding Inc., GE Capital Mortgage Services, Inc. and Borrower, or the property included in the "Collateral" described in the Master Loan and Security Agreement dated as of May 20, 1999 between Greenwich Capital Mortgage Services, Inc. and Borrower.

      "Contracts" means chattel paper, conditional or installment sales contracts, other instruments or documents arising from the financing of the purchase of motor vehicles evidencing both a debt and security interest in such motor vehicles.

      "Debtor's Books" means all of the Debtor's books and records including: ledgers; records indicating, summarizing, or evidencing the Debtor's properties or assets (including the Collateral) or liabilities; all information relating to the Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

      "Event of Default" means an Event of Default under the Promissory Note and any breach by Debtor of any provision of this Agreement.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Rights" means rights, remedies, powers, privileges and benefits.

      "Senior Indebtedness" means any sums due, owing or payable under, as a result of, or with respect to any warehouse, revolving or general lines of credit, regardless of the amount(s) or terms thereof, whether such credit facilities are now existing or are hereafter obtained by Debtor, for use primarily to fund, on a short-term or temporary basis, mortgage loans, automobile purchase and lease contracts, and other conditional or installment sale contracts or similar loan transactions, including, without limitation, the credit facilities provided to Debtor by Greenwich Capital Financial Products, Inc., GE Capital Mortgage Services, Inc., as security for Cooper River Funding Inc., and Bank One, NA, and any and all extensions, renewals, amendments and modifications thereto and replacements thereof and any similar facilities thereto.

      Other Definitional Provisions.
        All capitalized terms not otherwise defined in this Agreement shall have the same meanings as defined in Promissory Note or the Code.
        The words "hereof" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.
    Attachment of Security Interest. Debtor hereby grants and assigns to Secured Party a security interest (the "Security Interest") in and to the Collateral to secure payment by Debtor of the Promissory Note. In addition, the Security Interest thereby created shall attach immediately upon execution of this Agreement by Debtor and shall secure (a) any and all amendments, extensions, renewals of the Promissory Note; (b) strict performance and observance of all agreements, warranties and covenants contained in the Promissory Note and this Agreement; and (c) the repayment of all monies expended by Secured Party under the provisions hereof, with interest thereon from the date of expenditure at the highest lawful rate.
    Subordination of Security Interest. The Security Interest granted by Debtor to the Secured Party pursuant to this Agreement shall be subject, junior and subordinate to the Senior Indebtedness. At the request of Debtor, Secured Party agrees to promptly execute and delivery at any time and from time to time, as requested by the holders of the Senior Indebtedness, subordination agreements, on forms requested by the holder(s) of the Senior Indebtedness, and other evidence or agreements ratifying, confirming and/or consenting to the subordination of the Secured Party's Security Interest to the lien(s) in favor of the holder(s) of the Senior Indebtedness.
    Disposition of Collateral. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 6 in the following order: first, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale or other disposition, in arranging for such sale or other disposition, and in actually selling or disposing of the same (all of which are part of the obligations secured by this Agreement); second, toward repayment of amounts expended by Secured Party under Section 6; third, toward payment of the balance of the obligations secured by this Agreement in such order and manner as Secured Party, in its discretion, may deem advisable, or as a court of competent jurisdiction may direct, fourth, to Debtor. If the proceeds are insufficient to pay the obligations secured by this Agreement in full, Debtor shall remain liable for any deficiency. The Collateral may be sold, transferred or otherwise disposed of by Debtor in the ordinary course of business for a fair consideration and upon commercial credit terms.
    Affirmative Covenants of Debtor. So long as any sums are due Secured Party under the Promissory Note or this Agreement, Debtor hereby covenants and agrees as follows:
      Corporate Existence, Etc. At all times to preserve and keep in full force and effect its corporate existence and rights and franchises material to its business.
      Insurance. To maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after 30 day's prior written notice to Secured Party.
      Inspection. To permit any authorized representatives designated by the Secured Party to visit and inspect any of the properties of the Debtor and Debtor's Books, and to make copies and take extracts therefrom, and to discuss Debtor's affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.
      Compliance with Laws, Etc. To exercise due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Debtor.
      Notice of Default under Senior Indebtedness. Debtor shall promptly deliver to Secured Party any written notice which it receives from any holder(s) of the Senior Indebtedness of any claim of breach or default under the Senior Indebtedness or of any event or occurrence which with notice or the passage of time, or both, constitutes or may constitute a breach or default under the Senior Indebtedness.
      Attachment of Collateral; Litigation. Debtor shall immediately notify Secured Party of any attachment or other legal process levied against the Collateral and the commencement, or threatened commencement, of any legal action against Debtor and/or the Collateral.
      Consents and Approvals. At Debtor's expense and Secured Party's request, before or after an Event of Default, Debtor shall file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any governmental authority to Secured Party's Rights hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party's remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced).
    Remedies in Favor of Secured Parties. Upon the occurrence of an Event of Default, the Secured Party shall have the following rights and remedies:
      Statutory Rights. The Secured Party shall have all rights and remedies afforded a secured party by the chapter on "Default" of Division 9 of the Code, in addition to the rights and remedies provided in this Agreement or otherwise permitted by law.
      Notice to Account Debtors. The Secured Party may, after the occurrence and during the continuance of an Event of Default, (a) notify Account Debtors that the Collateral has been assigned to the Secured Party and that the Secured Party has a security interest therein, and (b) collect the accounts, Contracts, general intangibles, and negotiable collateral directly from the Account Debtors and charge the collection costs and expenses to the Company. Debtor agrees that it will hold in trust for the Secured Party, as the Secured Party trustee, any collections that it receives and immediately will deliver said collections to the Secured Party in their original form as received by Debtor.
      Remedies Cumulative. The rights and remedies of the Secured Party under this Agreement shall be cumulative. The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any Event of Default shall be deemed a continuing waiver. No delay by the Secured Party shall constitute a waiver, election, or acquiescence by it.
    Financing Statement. Debtor shall sign and execute alone or with the Secured Party any financing statements, notices or other document or procure any document reasonably requested by the Secured Party in order to create, perfect or continue the security interest created by this Agreement.
    Waiver of Demand, Etc. Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the obligations, and any and all other demands and notices of any kind or nature whatsoever with respect to the obligations and this Agreement, except such as are expressly provided for herein. No notice to or demand on Debtor which the Secured Party may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.
    Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, without limitation, court costs and reasonable attorneys' fees, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof (a "Claim"). In the event that any Claim is brought against Secured Party, Secured Party agrees to give prompt written notice to Debtor with respect to same, together with a copy of such claim, and so long as no Event of Default shall have occurred and be continuing, Debtor shall have the right in good faith and by appropriate proceedings to defend Secured Party against such Claim and employ counsel acceptable to Secured Party to conduct such defense (at Debtor's sole expense) so long as such defense shall not involve any danger of the foreclosure, sale, forfeiture or loss, or imposition of any Lien, other than a Permitted Lien, on any part of the Collateral, or subject Secured Party to criminal liability. Should Debtor elect to engage its own counsel acceptable to Secured Party, Secured Party may continue to participate in the defense of any such claim and will retain the right to settle any such matter on terms and conditions satisfactory to Secured Party and Debtor. All such settlements shall be paid by and remain the sole responsibility of Debtor. In the event Debtor does not accept the defense of the Claim as provided above, Secured Party shall have the right to defend against such Claim, in its sole discretion, and pursue its rights hereunder.
    Notices. All notices or other written communications required or permitted to be given by Agreement shall be deemed given if personally delivered or five (5) days after it has been sent (the date of posting shall be considered as the first day and there shall be excluded any Sundays, legal holidays or other days upon which the United States mail generally is not delivered) by United States registered or certified mail, postage prepaid, property addressed to the party to receive the notice at the following address or any other address given to the other party in the manner provided by this Section 10:
If to Secured Party:	The Charles Schwab Corporation 101 Montgomery Street San Francisco, California 94104 Attention: Christopher V. Dodds

With a copy to:	Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation Three Embarcadero Center, Seventh Floor San Francisco, California 94111 Attention: Lawrence B. Rabkin, Esq.
If to the Debtor:	E-Loan, Inc. 5875 Arnold Road, Suite 100 Dublin, California 94568 Attention: Joseph J. Kennedy
With a copy to:	Allen Matkins Leck Gamble & Mallory, LLP 333 Bush Street, Suite 1700 San Francisco, California 94104 Attention: Roger S. Mertz, Esq.
    Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.
    Attorneys' Fees and Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
    Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.
    Captions. The captions of the sections and subsections of this Agreement are included for reference purposes only and are not intended to be a part of the Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.
    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
    Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. This Agreement may be amended only in a writing signed by both of the parties.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

"COMPANY" or "DEBTOR" E-Loan, Inc., a Delaware corporation By: /s/ Joseph J. Kennedy Joseph J. Kennedy, President and Chief Operating Officer By: /s/ Matt Roberts Matthew Roberts, Secretary	"SECURED PARTY" The Charles Schwab Corporation, a Delaware corporation By: /s/ Chris Dodds Executive Vice President and Chief Financial Officer By: Chris Dodds Title: EVP, CFO